SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction ofincorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

2201 Tenth Street, Plano, Texas	75074
(Address of principal executive offices)	(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

ITEM 5.    Other Events.

This Form 8-K is being furnished to report information pursuant to Item 12 — Results of Operations and Financial Condition.

ITEM 12.    Results of Operations and Financial Condition.

On April 29, 2003, the Registrant issued a press release reporting, among other things, that its Board of Directors determined to restate the Registrant’s audited financial results for 2001 and to adjust the reported results for the third and fourth quarters of that year. The Registrant also announced that its Board determined to adjust the Registrant’s reported unaudited financial results for each of the first three quarters of 2002. The Board’s determinations are based on findings and preliminary conclusions from the Registrant’s ongoing Audit Committee inquiry.

The Registrant continues to anticipate filing its Form 10-K for the year ended December 31, 2002 in May 2003. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microtune, Inc.

By:	/s/ NANCY A. RICHARDSON
Nancy A. Richardson Chief Financial Officer, General Counsel and Secretary

Date: April 30, 2003

EXHIBIT INDEX

Exhibit	Description	Page

99.1	Press release issued related to, among other things, the Registrant’s restatement of its financial results for 2001 and adjustments for the previously reported first three unaudited quarters of 2002.	4